UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2017 (November 2, 2017)
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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park Drive Suite D, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 — Results of Operations and Financial Condition

On November 2, 2017, Issuer Direct Corporation (the “Company”) issued a press release reporting the Company’s results for the quarter ended September, 30, 2017 (the "Initial Press Release").

On November 3, 2017, the Company issued a correction to its press release reporting the Company's results for the quarter ended September 30, 2017. The Initial Press Release is being amended and restated in its entirety to correct the reported customer count numbers for Service customers during the second fiscal quarter of 2017, which was incorrectly reported at 622 rather than the correct number of 550 customers. The following sentence contains the corrected information and replaces the sentence in the second bullet point of the "Customer Count Metrics" section of the Initial Press Release:  “The Company had 493 Services customers during Q3 2017, compared to 554 during Q3 2016 and 550 during Q2 2017."  Except for this change, there were no other changes to the Initial Press Release.  The amended and restated press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference

The information in Item 2.02 of this report, including the press release attached as Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01 — Financial Statements and Exhibits

 (d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued by the Company on November 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

Date: November 3, 2017	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on November 3, 2017.

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